Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights For Strategic Income Fund” and “Independent Registered Public Accounting Firm” in the Combined Information Statement/Prospectus of The Hartford Unconstrained Bond Fund and The Hartford Strategic Income Fund (each a series of The Hartford Mutual Funds, Inc.) included in this registration statement (Form N-14) of The Hartford Mutual Funds, Inc., and the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information of The Hartford Mutual Funds, Inc. (with respect to The Hartford Unconstrained Bond Fund and The Hartford Strategic Income Fund) dated March 1, 2017, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our reports on The Hartford Unconstrained Bond Fund and The Hartford Strategic Income Fund, dated December 30, 2016, included in the 2016 Annual Reports to shareholders.

/s/Ernst & Young LLP

Philadelphia, Pennsylvania
July 10, 2017